UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE CHARLES SCHWAB FAMILY OF FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

PLEASE VOTE NOW

WE MUST RECEIVE YOUR VOTE BY SEPTEMBER 25, 2014

Schwab California AMT Tax-Free Money Fund

Recently, we sent you proxy material regarding the Special Meeting of Shareholders that is scheduled for September 25, 2014. The Fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the meeting as scheduled.

The Board of Trustees of the Trust (the “Board”) is recommending that you approve the reorganization of Schwab California AMT Tax-Free Money Fund into Schwab California Municipal Money Fund. The Board believes that this combination will benefit shareholders as follows:

•	The Funds operate as money market funds, pursue substantially the same investment objective, possess similar investment strategies and are managed by the same investment adviser, providing for continuity of investment management.

•	The reorganization will combine a smaller fund into a larger fund. Shareholders could potentially benefit by the growth in assets realized by the combination of the Funds because the Surviving Fund can potentially take advantage of the benefits of any future economies of scale, including the ability to spread certain fixed costs across a larger asset base.

•	The reorganization is intended to be tax-free to the Acquired Fund and the Surviving Fund and to shareholders and every effort will be made to accomplish the reorganization in such a manner as to not dilute your investment.

•	The contractual advisory fee rate payable by the Surviving Fund is lower than that currently payable by the Acquired Fund.

If you have any questions or would like to vote, please call the number listed below:

1- 855-973-0094

Your vote is important no matter the size of your fund holdings. Please vote promptly so your vote can be received prior to the September 25, 2014 Special Meeting of Shareholders.

The Fund has made it very easy for you to vote. Chose one of the following methods:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE

Visit the Website noted on your proxy card. Enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received by September 25, 2014.

Call the toll free phone number above,

Monday - Friday, 9:30am – 9pm, Eastern

time to speak with a proxy specialist.

OR

Call the toll free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

Thank You For Your Vote!